                                                               EXHIBIT 99-B.8.11

                                SECOND AMENDMENT
                                       TO
                    SERVICE AGREEMENT WITH INVESTMENT ADVISOR

     WHEREAS Aeltus Investment Management, Inc. (the "Adviser") and Aetna Insurance Company of America (the "Company"), have entered into a Service Agreement effective May 1, 1998, as amended on May 1, 2000 (the "Agreement") for the provision of administrative services by the Company in connection with the sale of shares of, among others, Aetna Variable Portfolios, Inc. on behalf of each of its series.

     WHEREAS, the Adviser and the Company now desire to amend and restate Schedule A to the Agreement to delete Aetna Variable Portfolios, Inc., series:
Aetna Real Estate Securities VP, Aetna High Yield VP and Aetna Index Plus Bond
VP.

     NOW THEREFORE, the Adviser and the Company hereby agree

     1. to amend and restate Schedule A to delete Aetna Variable Portfolios, Inc. , series: Aetna Real Estate Securities VP, Aetna High Yield VP and Aetna Index Plus Bond VP, effective as of August 25, 2000; and

     2. that the Agreement, as modified by this Amendment, is ratified and confirmed.

     IN WITNESS WHEREOF, the parties to the Agreement have caused this Amendment to be executed by their authorized officers as of the 26TH day of June, 2001.


                                     AELTUS INVESTMENT MANAGEMENT, INC.

                                     By:     /s/ Neil Kochen
                                            --------------------------------
                                     Name:   Neil Kochen
                                     Title:  Executive Vice President


                                     AETNA INSURANCE COMPANY OF
                                     AMERICA

                                     By:     /s/ Shaun P. Mathews
                                            --------------------------------
                                     Name:   Shaun P. Mathews
                                     Title:  Senior Vice President

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                                   Schedule A
                   (Amended and restated as of June 26, 2001)


Servicing Fee

  AETNA                    AETNA                                    AETNA        AETNA
  MONEY      AETNA BOND  BALANCED        AETNA         AETNA      CROSSWORDS    GROWTH &
MARKET VP        VP       VP, INC.     LEGACY VP     ASCENT VP       VP        Income VP
-------------------------------------------------------------------------------------------
  12.5           20          25           30            30           30            25        On first $10 billion of average daily
                                                                                             net assets
                                                                                  22.5       On next $5 billion of average daily
                                                                                             net assets
                                                                                 21.25       Over $15 billion of average daily
                                                                                             net assets

AETNA INDEX    AETNA
PLUS SMALL   INDEX PLUS     AETNA         AETNA      AETNA INDEX
  CAP VP       MID CAP   TECHNOLOGY   INTERNATIONAL  PLUS LARGE     AETNA      AETNA VALUE      AETNA SMALL
                VP           VP            VP          CAP VP     GROWTH VP    OPPORTUNITY      COMPANY VP
------------------------------------------------------------------------------------------------------------
   20            20         22.5          42.5          17.5         30            30             37.5